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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

April 19, 2002
Date of Report (Date of earliest event reported)

COMPUCREDIT CORPORATION
(Exact name of registrant as specified in its charter)

Georgia	0-25751	58-2336689
(State of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

245 Perimeter Center Parkway, Suite 600
Atlanta, Georgia 30346
(Address of principal executive offices including zip code)

(770) 206-6200
(Registrant's telephone number, including area code)

Item 4. Changes in Registrant's Certifying Accountant.

        CompuCredit announced in its Current Report on Form 8-K filed March 19, 2002, as amended by the Form 8-K/A filed March 20, 2002, as amended by the Form 8-K/A filed April 5, 2002, that Ernst & Young LLP advised CompuCredit's audit committee that, following completion of its audit of CompuCredit's financial statements as of, and for the year ended, December 31, 2001, it would resign as CompuCredit's independent auditors. Ernst & Young issued its report on CompuCredit's financial statements in conjunction with the April 1, 2002 filing of CompuCredit's Annual Report on Form 10-K for the year ended December 31, 2001, and therefore, Ernst & Young's resignation became effective on April 1, 2002. In addition, CompuCredit announced that it had commenced the process of retaining new independent auditors.

        Following a thorough evaluation process, the Audit Committee engaged BDO Seidman, LLP as its independent accountants effective April 19, 2002.

        During the fiscal years ended December 31, 2000 and 2001, and the subsequent interim period ended April 19, 2002, CompuCredit did not consult BDO Seidman, LLP with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion the might be rendered on CompuCredit's consolidated financial statements, or any other matters or reportable events listed in Items 304(a)(2)(i) and (ii) of Regulation S-K.

Item 7. Financial Statements and Exhibits.

  (c)
  Exhibits.

Exhibit 99.1	Press release dated April 22, 2002.

SIGNATURES

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CompuCredit Corporation
	By:	/s/ Rohit Kirpalani
Secretary
Dated: April 23, 2002

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  Item 4. Changes in Registrant's Certifying Accountant.
  Item 7. Financial Statements and Exhibits.
SIGNATURES